Exhibit 10.1

EXECUTION VERSION

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”) is made and entered into as of June 18, 2013, by and among Christopher H. Cole (the “Executive”), Cole Real Estate Investments, Inc. (f/k/a Cole Credit Property Trust III, Inc.), a Maryland corporation, (the “Company”), and Cole REIT III Operating Partnership, LP (the “Partnership”), and is effective as of April 5, 2013 (the “Effective Date”).

WHEREAS, the Executive, the Company and the Partnership are parties to an Employment Agreement dated as of March 26, 2013;

WHEREAS, the Executive has agreed to voluntarily waive the $7.5 million initial Equity Awards otherwise payable under the Agreement;

WHEREAS, the Parties desire to amend certain terms of the Agreement to give effect to such waiver;

WHEREAS, the Parties desire to clarify the terms of the accelerated vesting of performance-based equity awards in the event of a qualifying termination of employment;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are acknowledged by the Parties, it is mutually agreed as follows:

1.        The Executive waives the $7.5 million initial Equity Awards otherwise payable under the Agreement, and, therefore, the first sentence of Section 2(b)(iii) of the Agreement is hereby deleted; provided that the definition of Equity Awards shall survive this Amendment.

2.        The following clause is hereby added immediately after the words “Merger Agreement” in Section 4(a)(ii) of the Agreement and again after the words “Contingent Consideration” in Section 4(b)(ii) of the Agreement:

; further provided that, as to performance-based equity awards, (1) for any performance periods completed prior to the Date of Termination, such awards shall immediately vest and pay based on the level of actual attainment of performance goals and (2) for any other performance periods, such awards shall immediately vest and pay at the target level of performance

3.        Except as amended herein, the Agreement shall continue unmodified and in full force and effect.

4.        The Executive acknowledges and agrees that neither the execution of this Amendment nor the changes to the Equity Awards effectuated hereby constitute Good Reason.

5.        This Amendment may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

6.        All capitalized terms used but not defined herein shall have the meaning accorded to them in the Agreement.

IN WITNESS WHEREOF, the Parties hereby execute this Amendment as of the day and year first above written.

COLE REAL ESTATE INVESTMENTS, INC.

By:	/s/ Marc T. Nemer

Name:	Marc T. Nemer

Title:	Chief Executive Officer

COLE REIT III OPERATING PARTNERSHIP, LP

By:	Cole Real Estate Investments, Inc., its General Partner

By:	/s/ Marc T. Nemer

Name:	Marc T. Nemer

Title:	Chief Executive Officer

CHRISTOPHER H. COLE

/s/ Christopher H. Cole

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